                                                                   EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


      This EMPLOYMENT AGREEMENT (the "Agreement") is entered into and made effective as of June 1, 2000 (the "Effective Date"), by and between APAC Customer Services, Inc., an Illinois corporation (the "Company"), and Marc S. Simon (the "Executive").

      In consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                    SECTION I
                                   EMPLOYMENT

      A.    EMPLOYMENT

      Subject to the terms and conditions provided in this Agreement, the Company agrees to continue to employ the Executive, and the Executive agrees to continue in employment with the Company. Such continued employment hereunder shall commence as of the Effective Date and shall terminate on May 31, 2004, unless terminated earlier as provided below in Section III (the "Period of Employment").

      B. POSITION, RESPONSIBILITIES AND DUTIES

      While the Executive is employed with the Company, the Executive shall devote all of his business time, attention and skill to the business and affairs of the Company and its subsidiaries. The Executive shall report to the President and Chief Executive Officer of the Company and shall perform such duties on behalf of the Company as may be directed by the President and Chief Executive Officer of the Company. The Executive shall serve as Executive Vice President -- Operations. The Executive may serve on corporate, civic or charitable boards or committees so long as, in the judgment of the President and Chief Executive Officer, such activities do not interfere with the Executive's responsibilities hereunder. The Company shall nominate the Executive for and cause the Executive to be elected to the Board of Directors and, thereafter while he is employed hereunder, to be reelected to the Board of Directors at the end of each term; provided that, the Executive shall resign from the Board of Directors upon his termination of employment if so requested by the Company.

                                   SECTION II
                            COMPENSATION AND BENEFITS

      A.    BASE SALARY

      During the Period of Employment, the Company agrees to pay the Executive a base salary ("Base Salary") of Four Hundred Thousand Dollars ($400,000) (the "Initial Amount"), payable periodically on the same basis as other senior executives of the Company. The Executive's Base Salary will be reviewed at the same time as other senior executives who report directly to the President and Chief Executive Officer during the Period of Employment by the Compensation Committee of the Board of Directors (the "Compensation Committee"), and may be increased or decreased as it deems appropriate. In no event shall the base salary for any 12 month period be less than the Initial Amount, except if the Executive's Base Salary is decreased in connection with a reduction of senior executives' salaries generally, and all senior executives of the Company are subject to an equivalent percentage reduction in their base salaries.

      B.    ANNUAL INCENTIVE BONUS

      For each fiscal year of the Executive's employment with the Company
(but prorated for the fiscal year in progress on the Effective Date based on the actual Base Salary paid to the Executive in such year from and after the Effective Date), the Executive shall be eligible for an annual incentive bonus ("Annual Incentive Bonus") under the Company's Management Incentive Plan, as in effect from time to time or under a successor annual incentive plan ("Incentive Plan"), and this Agreement, with performance weighted twenty-five percent (25%) corporate, fifty percent (50%) SBU and twenty-five percent (25%) individual, and a threshold award of twenty-five percent (25%), a target award of fifty percent (50%), and a maximum award of seventy-five percent (75%) of the Executive's Base Salary for such fiscal year, payable to the Executive in accordance with the Company's Incentive Plan. The Compensation Committee shall establish the corporate, SBU and individual goals for each fiscal year (with corresponding goals established for the payment of threshold, target and maximum awards, and awards between the goals determined by straight line interpolation).

      C.    EQUITY INCENTIVES

      As of the Effective Date, the Company shall grant to the Executive a nonstatutory stock option (one that is not intended to be an incentive stock option under Section 422 of the Code) under the APAC Customer Services, Inc. Second Amended and Restated 1995 Incentive Stock Plan (the "Stock Plan") covering four hundred thousand (400,000) shares of the Common Stock of the Company ("Shares") at an exercise price of $8.8125 (the mean between the high and low prices at which the Company's Common Stock traded on June 1, 2000, as reported on the NASDAQ National Market System). As a condition to the receipt of this grant made as of the Effective Date, the Executive shall execute a Stock Option Agreement, a copy of which is appended hereto as Attachment I.

      If the Executive is employed hereunder on the date in 2001 and each subsequent year of the Period of Employment that option grants are made to executives of the Company generally, the Executive shall be eligible to receive additional stock option grants under the Stock Plan based on the Compensation Committee's assessment of his performance. The number of Shares covered by such option grants shall be determined by the Compensation Committee based on the Executive's achievement of the performance goals established by the Compensation Committee under the Incentive Plan for each fiscal year. Each such option granted to the Executive pursuant to this paragraph shall be on such terms and conditions as the Compensation Committee shall determine and as evidenced by a written and executed Stock Option Agreement.

      In addition, the Executive and the Company agree that, effective as of the Effective Date, the last sentence of paragraph 4 of Exhibit A to the Employment Agreement dated as of the 26th day of May 1995 between the Company and the Executive (the "Prior Agreement") is amended to read:

      "Upon exercise, payment of the exercise price shall be made either in cash, or by means of a broker assisted cashless exercise arrangement established by the Company."

      D.    EMPLOYEE BENEFITS

      During the Period of Employment, the Executive shall be entitled to participate in all employee benefit plans or programs provided to senior executives of the Company. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with plan or program provisions, subject in each case to the conditions, limitations and restrictions imposed on the receipt of benefits under such plan or program. These plans or programs may include group medical, life or other insurance, tax qualified pension, savings, thrift and profit sharing plans, sick leave plans, travel or accident insurance, and short and long term disability insurance. Notwithstanding the foregoing, the Executive shall not be eligible to participate in any severance or termination pay plan or program, and the Executive's participation in any stock option, restricted stock or other stock-based plan or program shall be at the level described herein.

      Nothing in this Agreement shall preclude the Company from amending or terminating any of the plans or programs applicable to senior executive employees of the Company. Notwithstanding the foregoing sentence, no such amendment or termination shall reduce or otherwise adversely affect the Executive's rights under Section II.C. of this Agreement.

      E.    BUSINESS EXPENSES

         The Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in connection with the performance of his duties and responsibilities under this Agreement. The Executive must support all expenditures with customary receipts and expense reports subject to review in accordance with the Company's regular policy regarding expense reimbursement.

      F.    ADDITIONAL BENEFITS

      The Executive shall be entitled to receive four (4) weeks paid vacation during each calendar year, to be taken at such time or times that are mutually agreeable by the Executive and the Company and not disruptive of the Company's business. Such vacation shall be prorated for partial calendar years and may be carried over or cashed out, if at all, only in accordance with general Company policies as in effect from time to time.

      In addition, the Company shall pay, on behalf of the Executive, reasonable attorney's and accountants fees, up to a maximum of $10,000, incurred by him in connection with the negotiation and preparation of this Agreement.

                                  SECTION III
                       EFFECT OF TERMINATION OF EMPLOYMENT

      A. TERMINATION OTHER THAN WITH CAUSE OTHER THAN IN CONNECTION WITH CHANGE IN CONTROL

      If, other than under circumstance described in Section III.B., the Company terminates the Executive's employment other than With Cause (defined below in Section III.E.1), the Executive shall be entitled to receive continued payment of an amount equal to his Base Salary, at the rate then in effect, for a period of 18 months. In addition, (i) the Executive shall receive an amount equal to the prorated Annual Incentive Bonus payable under the Incentive Plan based on the target payout for the fiscal year in which the termination of employment occurred (based on the number of days in such year that he was employed hereunder through the date of termination), payable at the same time that bonuses are paid for such year, (ii) the Executive shall be entitled to his accrued benefits under the terms of the plans, policies and procedures of the Company, including any plans or programs in which he participates pursuant to
Section II.D, and (iii) the Executive shall receive payment for all accrued but unused vacation. Upon making the payments required under this Paragraph A, the Company shall have no further obligation to the Executive under this Agreement.

      B. TERMINATION OTHER THAN WITH CAUSE OR FOR GOOD REASON IN CONNECTION WITH CHANGE IN CONTROL

      If during the Period of Employment and within the (12) months following a Change in Control (defined below in Section III.E.3) the Company terminates the Executive's employment other than With Cause or the Executive terminates his employment with the Company for Good Reason, (i) the Executive shall be entitled to receive (A) continued payment of an amount equal to his Base Salary, at the rate then in effect, for a period of 18 months, (B) 18 months' Annual Incentive Bonus at target, at the Base Salary rate in effect on the date of the Executive's termination, payable in installments at the same times as the payments in clause (A), and (C) payment for any accrued but unused vacation, and
(ii) the Executive shall be entitled to his accrued benefits under the terms of the plans, policies and procedures of the Company, including any plans or programs in which he participates pursuant to Section II.D.

      C. TERMINATION WITH CAUSE, VOLUNTARY TERMINATION, TERMINATION BY DEATH OR DISABILITY

      If the Executive's employment is (i) terminated by the Company With Cause,
(ii) voluntarily terminated by the Executive other than for Good Reason in connection with a Change in Control as described above in Section III.B., or
(iii) terminated by his death or Disability (as defined below), the Executive shall be entitled to: (A) his Base Salary, at the rate then in effect, through the date of termination, (B) his accrued benefits under the terms of the plans, policies and procedures of the Company, including any plans or programs in which he participates pursuant to Section II.D, and (C) payment for all accrued but unused vacation. Upon such payment, the Company shall have no further obligation to the Executive under this Agreement.

      For purposes of the foregoing, "Disability" shall mean disability as determined under the Company's long term disability benefit plan then in effect covering the Executive.

      D.    DUTY TO MITIGATE; OFFSET

      The Executive shall have no duty to mitigate by seeking other employment after his termination of employment. No amount to which the Executive is entitled under this Section III shall be subject to offset for any income that he derives from employment and/or consulting or from any other source.

      E.    DEFINITIONS

      For this Agreement, the following terms have the following meanings:

            (1) Termination "With Cause" means termination of the Executive' employment by the Board of Directors acting in good faith by written notice by the Company to the Executive specifying the event relied upon for such termination, due to (i) gross misconduct or gross negligence in the performance of the Executive's employment duties, (ii) willful disobedience by the Executive of the lawful directions received from or policies established by the Chief Executive Officer, which continues for more than seven (7) days after the Company notifies the Executive of its intention to terminate his employment on account of such disobedience, or (iii) commission by the Executive of a crime involving fraud or moral turpitude that can reasonably be expected to have an adverse effect on the business, reputation or financial situation of the Company.

            (2) Termination for "Good Reason" means termination of the Executive's employment by the Executive but only if, after notice by the Executive to the Company and a fifteen (15) day opportunity by the Company to cure, (i) the Executive's principal place of work (not including regular business travel) is relocated by more than fifty (50) miles, (ii) the Executive's duties, responsibilities or authority as an executive employee are materially reduced or diminished from those in effect on the Executive's commencement date hereunder without the Executive's written consent; provided that any reduction or diminishment in any of the foregoing resulting merely from the acquisition of the Company and its existence as a subsidiary or division of another entity shall not be sufficient to constitute Good Reason, (iii) the compensation received by the Executive is reduced in the aggregate, and such reduction is not remedied within thirty (30) days of the Executive's notice to the Company thereof, (iv) a determination is made by the Executive in good faith that as a result of a Change in Control, and a change in circumstances thereafter and since the date of this Agreement significantly affecting his position, he is unable to carry out the authorities, powers, functions or duties attached to his position and the situation is not remedied within thirty (30) days after receipt of the Company of written notice from the Executive of such determination, (v) the Company violates the material terms of the Agreement, or
(vi) there is a liquidation, dissolution, consolidation or merger of the Company or transfer of all or a significant portion of its assets unless a successor or successors (by merger, consolidation or otherwise) to which all or a significant portion of its assets have been transferred shall have assumed all duties and obligations of the Company under this Agreement.

            (3)   A "Change in Control" shall be deemed to have occurred if
(i) a tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary or affiliate, (iv) as the result of, or in connection with, any contested election for the Board of Directors, or any tender or exchange offer, merger or business combination or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company, or any successor thereto, or (v) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities and Exchange Act of 1934 ("Exchange Act"), other than any employee benefit plan then maintained by the Company, shall acquire more than 50% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act. Notwithstanding the foregoing, (i) a Change in Control will not occur for purposes of this Agreement merely due to the death of Theodore G. Schwartz, or as a result of the acquisition, by Theodore G. Schwartz, alone or with one or more affiliates or associates, as defined in the Exchange Act, of securities of the Company, as part of a going-private transaction or otherwise, unless Mr. Schwartz or his affiliates, associates, family members or trusts for the benefit of family members (collectively, the "Schwartz Entities") do not control, directly or indirectly, at least twenty-seven percent (27%) of the resulting entity, and
(ii) if the Schwartz Entities control, directly or indirectly, less than twenty-seven percent (27%) of the Company's voting securities while it is a public company, then "33-1/3%" shall be substituted for "50%" in clauses (i) and
(v) of the first sentence of this paragraph, and "66-2/3%" shall be substituted for "50%" in clause (ii) of the first sentence of this paragraph.

                                   SECTION IV
                      OTHER DUTIES OF THE EXECUTIVE DURING
                       AND AFTER THE PERIOD OF EMPLOYMENT

      A.    COOPERATION DURING AND AFTER EMPLOYMENT

      The Executive will, with reasonable notice during or after the Period of Employment, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party.

      B. RESTRICTIVE COVENANT AGREEMENT

      The Executive agrees that in order to protect the business interests of the Company, he shall, contemporaneously with his execution of this Agreement, execute the Restrictive Covenant Agreement, a copy of which is appended to this Agreement as Attachment II and made a part hereof and incorporated herein in its entirety by reference. The Executive further agrees that he will execute such modifications to the Restrictive Covenant Agreement as may be reasonably requested by the Company in order to conform such Restrictive Covenant Agreement to applicable law.

                                    SECTION V
                                 INDEMNIFICATION

      The Company will indemnify the Executive to the fullest extent permitted by the laws of the state of incorporation in effect at that time, or certificate of incorporation and by-laws of the Company, whichever affords the greater protection to the Executive. The Company will obtain and maintain customary directors and officers liability insurance covering executive employees of the Company.


                                   SECTION VI
                                WITHHOLDING TAXES

      The Company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation.

                                  SECTION VII
                           EFFECT OF PRIOR AGREEMENTS

      Except as described in the next sentence, this Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter and supersedes any prior term sheet, letter of understanding, employment, severance, or other similar agreements, or oral agreement or understanding between the Company, its predecessors and its affiliates, and the Executive. Notwithstanding the foregoing, (i) any existing stock option agreement (including under the Prior Agreement) shall remain enforceable in accordance with its terms and (ii) the Executive shall be entitled to a prorated bonus of $104,167 for the period January 1, 2000 through May 31, 2000 under the Prior Agreement. This Agreement and the matters contemplated hereby do not contravene any other agreement to which either the Executive or the Company is a party.

                                  SECTION VIII
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

      Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or sale of assets, the term "the Company" as used will mean the other corporation and this Agreement shall continue in full force and effect. This Section VIII is not intended to modify or limit the rights of the Executive hereunder, including without limitation, the rights of the Executive under Section III.

                                   SECTION IX
                                  SECTION 280G

      Notwithstanding any provision of this Agreement to the contrary, in the event that:

      (i) the aggregate payments or benefits to be made or afforded to the Executive under this Agreement or from the Company in any other manner (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code, or any successor thereto, and

      (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times the Executive's "base amount," as determined in accordance with said Section 280G, and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (without such reduction) minus the amount of tax required to be paid by Executive thereon by Section 4999 of the Code, then the Termination Benefits under this Agreement shall be reduced so that the Termination Benefits are not more than the Non-Triggering Amount. The application of said Section 280G, and the allocation of the reduction required by this Section, shall be determined by the Company's auditors.

                                    SECTION X
                                  MODIFICATION

      This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                                   SECTION XI
                           GOVERNING LAW; ARBITRATION

      This Agreement has been executed and delivered in the State of Illinois and its validity and interpretation shall be governed by the laws of that State, without giving effect to its conflicts of law provisions. Any dispute among the parties hereto shall be settled by arbitration in accordance with the then applicable rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                                   SECTION XII
                                     NOTICES

      All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered if by hand, overnight delivery services or confirmed facsimile transmission, to the following:

      (i)   If to the Company, at:

                  APAC Customer Services, Inc.
                  Six Parkway North Center
                  Fourth Floor
                  Deerfield, IL 60015
                  Attn:  Chief Executive Officer

            With a copy to:

                  APAC Customer Services, Inc.
                  Six Parkway North Center
                  Fourth Floor
                  Deerfield, IL 60015
                  Attn:  General Counsel

or at such other address as may have been furnished to the Executive by the Company in writing; or


      (ii) If to the Executive, at his home address as reflected on the Company's records, or such other address as may have been furnished to the Company by the Executive in writing.

                                  SECTION XIII
                               BINDING AGREEMENT

      This Agreement shall be binding on the parties' successors, heirs and assigns, however this Agreement, and the rights and obligations hereunder, may not (except as contemplated by Sections III.E.2 and VIII) be assigned by either party without the prior express written consent of the other party.

                                  SECTION XIV
                                  MISCELLANEOUS

      A.    MULTIPLE COUNTERPARTS; FACSIMILE SIGNATURES

      This Agreement may be executed in multiple counterparts with the same force and effect as if both parties had executed the same document. The signature of a party furnished by facsimile shall be as effective as the party's original signature on the document.

      B.    SEVERABILITY

      If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect. In addition, there will be automatically substituted herein for such severed phrase, clause or provision a phrase, clause or provision as similar as possible which is valid and enforceable.

      C.    HEADINGS

      The headings and subheadings of this Agreement are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.

      D.       CONSTRUCTION

         The Company and the Executive acknowledge that this Agreement was the result of arm's-length negotiations between sophisticated parties each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

                                      * * *

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       COMPANY

                                       APAC CUSTOMER SERVICES, INC.


                                       By:____________________________________

                                       EXECUTIVE


                                       ---------------------------------------
                                       Marc S. Simon

                                                                   ATTACHMENT II


                         RESTRICTIVE COVENANT AGREEMENT

      This Agreement made as of the 1st day of June, 2000, in Deerfield, Illinois by and between APAC Customer Services, Inc., an Illinois corporation on behalf of itself and its subsidiaries ("Employer") and Marc S. Simon ("Employee").

      WHEREAS, the Employer is in the business of performing telephone based outsourcing services, including but not limited to inbound, outbound, interactive and customer optimization services, and the Employer may provide other related services on an internet or other basis; and

      WHEREAS, Employer's telephone based outsourcing services are utilized by a wide range of clients engaged in various business endeavors throughout the continental United States, and Employer has, in the course of its business, established a client base, a client list and an ongoing relationship with its customers; and

      WHEREAS, the employment relationship of the parties is being established pursuant to the terms of an Employment Agreement of even date herewith; and

      WHEREAS, in consideration of the employment of Employee under such Employment Agreement, and the payments provided to Employee thereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereof acknowledged, Employee and Employer agree to execute and be bound by this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the promises and covenants contained herein the parties agree as follows:

      1. RECITALS. Each of the above recitals are incorporated in this Agreement and are binding upon the parties hereof. This Agreement supersedes any and all previous agreements, understandings and commitments between Employer and Employee with respect to the subject matter hereof. Each such agreement, understanding and commitment is hereby revoked and canceled.

      2. EMPLOYEE'S REPRESENTATION. Employee hereby represents and warrants to and with Employer that Employee is not subject to any covenants, agreements or restrictions including without limitation any covenants, agreement or restrictions arising out of Employee's prior employment or independent contractor relationships, which would be breached or violated by Employee's execution of this Agreement or by Employee's performance of his duties hereunder. Employee acknowledges that it is Employer's express policy and procedure to abstain from the use or disclosure of the trade secrets and proprietary information of third parties, and Employee hereby expressly covenants that he will not, in the performance of his duties hereunder, use or disclose the trade secrets or proprietary information of third parties.

      3. CONFIDENTIALITY. Employee acknowledges that by virtue of his consulting, employment or continued employment with Employer, he has been and/or will be exposed to or has had or will have access to confidential information regarding Employer's business of the most sensitive nature, including but not limited to, trade secrets and proprietary information, all of which are proprietary to Employer. Employee further acknowledges that it would be possible for an employee, upon termination of his association with Employer to use the knowledge or information obtained while working for or with Employer to benefit other individuals or entities. Employee acknowledges that Employer has expended considerable time and resources in the development of certain confidential information used in connection with its businesses, including without limitation business strategies and goals, accounting methodology, pricing systems, advertising brochures and materials, graphic and other designs, telemarketing programs and techniques, copyrighted and non-copyrighted software source codes or object codes, technology applications and advances, client and client prospect lists or records, telephone calling lists, hiring, screening, training, quality assurance and supervisory techniques, methods and know-how, client information, client mark-ups, information regarding independent contractors, use and utilization of copyrights, confidential information and trade secrets of third parties, marketing techniques, supplier information, and, generally, the confidential information of Employer which gives, or may give, Employer an advantage in the marketplace against its competitors (all of the foregoing being herein referred to collectively as "Proprietary Information"), and which have been disclosed to or learned by Employee solely for the purpose of Employee's consulting and employment with Employer. Employee acknowledges that Employer's Proprietary Information constitutes a proprietary and exclusive interest of Employer, and, therefore, Employee agrees to hold and keep secret the Proprietary Information as described herein and the confidential information of the clients of the Employer which Employee has learned in his capacity as a consultant or an employee of Employer (the "Client Information"), as to which Employee is now or any time during his employment shall become informed, and Employee shall not directly or indirectly disclose any Proprietary Information or Client Information to any person, firm, court, governmental agency or corporation or use the same except in connection with the business and affairs of Employer.

      4. NON-COMPETITION. Employee agrees that during his employment and for a period of twenty-four (24) months after the termination thereof for any reason whatsoever, Employee will not participate, either directly or indirectly, for himself or for any third party, in soliciting, selling, administering, managing, or performing telephone based or internet based, outsourcing, for or on behalf of: (a) any customer of Employer which was a customer during any part of Employee's consulting or employment; (b) any person, corporation, or other entity to whom the Employer made a written or oral bid or presentation during Employee's consulting or employment; or (c) any person, corporation, or other entity regarding which Employer had developed confidential information and Employee became aware of such confidential information as a result of his consulting or employment.

      5. NON-DISTURBANCE OF EMPLOYEES; NON-DISPARAGEMENT. Employee covenants that during his employment and for a period of twenty-four (24) months after the termination thereof, for any reason whatsoever, Employee shall not, directly or indirectly, as an employee, agent, salesman or member of any person, corporation, firm or otherwise (a) solicit any employee or agent of Employer or make such other contact with the employees or agents of Employer, the product of which contact will or may yield a termination of the employment or agency relationship of such employees or agents from Employer or (b) make or cause others to make, whether in writing or orally, disparaging statements or inferences with respect to the Employer, its business, officers or shareholders.

      6. RETURN OF MATERIALS. Employee will, at any time upon the request of Employer, and in any event upon the termination of his employment, for whatever reason, immediately return and surrender to Employer originals and all copies of all records, notes, memoranda, electronic files, personal computers, computer discs, computer equipment, telephones, price lists, client and client prospects lists, business plans, recordings and other documents and other property belonging to Employer, created or obtained by Employee as a result of or in the course of or in connection with Employee's employment with Employer hereunder. Employee acknowledges that all such materials are, and will always remain, the exclusive property of Employer.

      7. INVENTIONS. If at any time or times during his employment hereunder, the Executive shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (a) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith, (b) results from tasks assigned to the Executive by the Company or
(c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and the Executive shall promptly disclose to the Company (or any persons designated by it) each such Development and the Executive hereby assigns any rights he may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

      Upon disclosure of each Development to the Company, the Executive will during his employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonable require:

      (a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

      (b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

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


      8.    REMEDIES.

      (a) Employee further acknowledges that in the event his employment with Employer terminates for any reason, he will be able to earn a livelihood without violating the foregoing restrictions and that his ability to earn a livelihood without violating such restrictions is a material condition to his employment with Employer.

      (b) Employee acknowledges that compliance with the restrictive covenants set forth in Paragraphs 2 through 7 herein is necessary to protect the business, goodwill and Proprietary Information of Employer and that a breach of these restrictions will irreparably and continually damage Employer for which month damages may not be adequate. Consequently, Employee agrees that, in the event that he breaches or threatens to breach any of these covenants, Employer shall be entitled to both (1) a temporary, preliminary or permanent injunction in order to prevent the continuation of such harm and (2) money damages insofar as they can be determined. Nothing in this Agreement, however, shall be construed to prohibit Employer from also pursuing any other remedy, the parties having agreed that all remedies are to be cumulative. The parties expressly agree that the Employer may, in its sole discretion, choose to enforce the restrictive covenants in Paragraphs 2 through 7 hereof, in part, or to enforce any of said restrictive covenants to a lesser extent than set forth herein. As money damages for the period of time during which Employee violates these covenants, Employer shall be entitled to recover the amount of fees, compensation or other remuneration earned by Employee as a result of any such breach.

      9. REVISION. In the event that any of the provisions, covenants, warranties or agreements in this Agreement are held to be in any respect an unreasonable restriction upon or are otherwise invalid, for whatsoever cause, then the court so holding shall reduce and is so authorized to reduce, the territory to which it pertains and/or the period of time in which it operates, or the scope of activity to which it pertains or effect any other change to the extent necessary to render any of the restrictions of this Agreement enforceable.

      10.   GENERAL PROVISIONS.

      (a) SEVERABILITY. Each of the terms and provisions of this Agreement is to be deemed severable in whole or in part and, if any term or provisions of the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and shall remain in full force and effect.

     (b) BINDING AGREEMENT. This Agreement shall be binding upon the parties, their heirs, successors, personal representatives and assigns. Employer may assign this Agreement to any successor in interest to the business, or part thereof, of Employer. Employee may not assign any of his obligations or duties hereunder.

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


      (c) CONTROLLING LAW AND JURISDICTION. This Agreement shall be governed by and interpreted and construed according to the laws of the State of Illinois. Employee hereby consents to the jurisdiction of the state and federal courts in Illinois in the event that any disputes arise under this Agreement.

      (d) FAILURE TO ENFORCE. The failure to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions. Further, any express waiver by any party with respect to any breach of any provisions hereunder by any other party shall not constitute a waiver of such party's right to thereafter fully enforce each and every provision of the Agreement.

      (e) SURVIVAL. The obligations ontained in this Agreement shall survive the termination, for any reason whatsoever, for cause or otherwise, of Employee's employment with Employer.

      (f) GENDER. The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

      (g) ATTORNEY'S FEES. In the event, that Employer must retain an attorney to enforce the terms of this Agreement, Employee shall be liable to Employer for the amount of such reasonable attorney's fees and other costs incurred by Employer.

                                      * * *

      WHEREFORE, the parties have executed this Agreement on the date and year first above written.

EMPLOYER:                                   EMPLOYEE:


By: APAC Customer Services, Inc.


By: _______________________________         ____________________________________
    Its                                     Marc S. Simon




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